AGREEMENT AMONG INSUREDS TO PURSUANT RULE 17G-1

The undersigned registered management investment companies and affiliated entities, named insureds under a joint insured fidelity bond issued by ICI Mutual Insurance Company, pursuant to the requirements of the Securities and Exchange Commission set forth in paragraph (f) of Rule 17g-1 under the Investment Company Act of 1940 (the "1940 Act") agree that in the event that any recovery is received under the bond (or any rider, amendment, extension, or renewal of the bond) as a result of a loss sustained by a registered management investment company and one or more other named insureds, the registered management investment company shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d) (1) under Rule 17g-1 under the 1940 Act.

The undersigned registered management investment companies agree among themselves that the amounts of the fidelity bond premiums designated by the insurer as pertaining to investment company insureds shall be allocated among the investment company insureds named in the bond (or any rider, amendment, extension, or renewal of the bond), in view of the net assets of such investment company insureds, in accordance with the resolutions of the Boards of Trustees of such investment company insureds. The undersigned registered management investment companies represent that their respective Boards of Trustees have observed the procedures specified in paragraph (e) of Rule 17g-1 under the 1940 Act to approve the payment of their respective portions of the fidelity bond premiums.

This Agreement shall be effective as of May 9, 1994, and may be amended.
 assigned, or terminated only in accordance with the 1940 Act and the rules and regulations thereunder. This Agreement may be executed in counterparts, each of which shall be deemed an original.

All parties hereto agree that the obligations of this Agreement are not personally binding upon the shareholders of any Massachusetts business trust.

In witness whereof, the parties hereto have caused this Agreement to be executed by their officers and their seals to be hereunto affixed.


ATTEST:						AQUILA MANAGEMENT CORPORATION

________________________			By:_________________________________
Rose F. Marotta					Lacy B. Herrmann
Treasurer						President and Chairman







ATTEST:						STCM MANAGEMENT COMPANY, INC.

_______________________				By:_________________________________
Rose F. Marrotta					Lacy B. Herrmann
Treasurer						President and Chairman

ATTEST:						AQUILA DISTRIBUTORS, INC.

__________________________			By:_________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST:						AQUILA ROCKY MOUNTAIN EQUITY FUND

__________________________			By:________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST:						CAPITAL CASH MANAGEMENT TRUST

___________________________			By:_________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST:						THE CASCADES TRUST

____________________________			By:_________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST: 						CASH ASSETS TRUST

____________________________			By: _________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST:						CHURCHILL CASH RESERVES TRUST

____________________________			By:_________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST:						CHURCHILL TAX-FREE TRUST

___________________________			By:________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST:						HAWAIIAN TAX-FREE TRUST

___________________________			By:_________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman





ATTEST:						NARRAGANSETTT INSURED TAX-FREE INCOME FUND

____________________________			By:_________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST:						PRIME CASH FUND

____________________________			By:_________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST:						SHORT TERM ASSET RESERVES

_____________________________			By:_________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST:						TAX-FREE FUND FOR UTAH

______________________________		By:_________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST:						TAX-FREE FUND OF COLORADO

_______________________________		By:_________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman

ATTEST:						TAX-FREE TRUST OF ARIZONA

______________________________		By:_________________________________
Kenneth L. MacRitchie				Lacy B. Herrmann
Assistant Secretary					President and Chairman